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                                                                  Exhibit 10.16

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release ("Agreement") is made as of the 6th day of October, 1999, by and among GROVE INVESTORS LLC and GROVE WORLDWIDE LLC, both Delaware limited liability companies, with their principal offices at 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256-0021 (hereinafter, and together with their respective subsidiaries and affiliates, collectively "Grove") and SALVATORE J. BONANNO, residing at P.O. Box 763, Blue Ridge Summit, Pennsylvania 17214 ("Employee"). The parties agree as follows:

1. This Agreement confirms the Employee's termination of employment with Grove effective October 19, 1999, pursuant to the written notice to Employee dated October 5, 1999. As consideration for this Agreement, Grove hereby agrees as follows:

         (a) SEVERANCE PAY. During the period from October 19, 1999 through October 18, 2001, Grove will pay Employee his current monthly base salary ($41,667), subject to subparagraph (e) herein. All of these payments will be paid monthly on normal pay dates net of normal payroll deductions, and such payments will be mailed to the Employee's residence;

         (b) VACATION PAY. Within ten (10) days of Employee's signing this Agreement, Grove will pay Employee $25,000 for thirteen (13) remaining unused vacation days. Inasmuch as Employee will no longer be employed by Grove after October 19, 1999, Employee will no longer accrue any vacation after that date;

         (c) BONUS PAYMENT. During the period from October 19, 1999 through October 18, 2001, Grove will pay Employee a monthly bonus severance of $41,666.67, equal to one-twelfth of Employee's target bonus amount ($500,000) in effect for the year of termination of employment, regardless of actual operating results during such period. All of these payments will be paid monthly, subject to subparagraph (i) herein, on normal pay dates net of normal payroll deductions, and such payments will be mailed to the Employee's residence;

         (d) ADDITIONAL BONUS. Grove will pay the Employee a special bonus in the amount of $450,000, net of normal payroll deductions, to be paid on March 31, 2000;

         (e) ACCELERATED PAYMENT FOR TAX PURPOSES. At Employee's request to make additional cash available to Employee at the time his income taxes for 1999 become due, Grove agrees that the payment to Employee on March 31, 2000 (not including the additional bonus in (d) above) will include portions of future payments such that the gross amount shall be $250,000. Since Employee would otherwise have been entitled to only a gross amount of $83,333.67 ($41,667 in monthly severance and $41.666.67 in monthly bonus, before normal payroll deductions and any offset for payment against Note 1), Grove will advance (from future payment entitlements) $166,666.33 to Employee on this date. During each of the eighteen (18) months following this payment (i.e., beginning in April 2000
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Severance Agreement and General Release
Salvatore J. Bonanno
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                  and continuing through September 2001), Grove will withhold and offset $9,259.24 (one-eighteenth of the amount advanced) from the monthly severance payment amount otherwise due to Employee under subparagraph (a) above (I.E., Employee will receive $32,407.76 in monthly severance pay, net of normal payroll deductions, during these eighteen (18) months);

         (f) MEDICAL BENEFITS. During the period from October 19, 1999 through October 18, 2001, Employee may elect to participate in the following Grove programs (or the then current programs in effect and available to active employees of Grove) provided that Employee makes the same contributions as if he were an active Grove employee:
                  (i)      Group Life Insurance;
                  (ii) High Option Blue Cross and Blue Shield PPO Medical Plan with Prescription Drug; and
                  (iii)    Group Comprehensive Dental/Vision.

                  During this same period, however, Employee is not eligible to participate in (i) the Exec-U-Care Medical Plan; (ii) the Grove U.S. L.L.C. Retirement Savings & Investment Plan; (iii) the Grove Long Term Disability Income Plan; or (iv) the executive car allowance program;

         (g) RETURN OF GROVE PROPERTY. Employee shall immediately return any and all property belonging to Grove, including (i) computer equipment (laptop, printer, modem, ETC.); (ii) mobile or cellular phone equipment; (iii) keys and identification badges; and (iv) company credit cards, phone calling cards, ETC.;

         (h) TAX PREPARATION. The advice and services of KPMG's tax consultants shall be available to Employee in preparation of Employee's federal and state tax returns for tax year 1999;

         (i) LOAN. Under a Promissory Note for $1,000,000 dated June 27, 1998 ("Note 1"), any unpaid Principal Amount and all unpaid interest accrued thereon is due and payable by Employee to Grove at the time the Employee receives proceeds from the redemption of his ownership Interests (SEE Paragraph 6 below). As of the Closing date (November 15, 1999, SEE Paragraph 5 below), the unpaid interest accrued on Note 1 will amount to $111,349.31 (assuming Employee makes no payments prior to that date). To the extent that any Principal Amount and accrued interest thereon remains unpaid after this date, Grove shall withhold and offset fifty percent (50%) of the after-tax proceeds of the monthly bonus payments (I.E., net of normal payroll deductions) under subparagraph (c) above until such time as Employee's payment obligations under Note 1 are fully satisfied;

         (j) LOAN. Under a Second Amended and Restated Promissory Note for $912,663 dated June 27, 1998 ("Note 2"), any unpaid Principal Amount and all unpaid
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Severance Agreement and General Release
Salvatore J. Bonanno
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                  interest accrued thereon is due and payable by Employee to
                  Grove on June 27, 2005 (seven years), unless Note 2 is forgiven upon the occurrence of certain events, including involuntary discharge. Under the Amended and Restated Promissory Note, a Forgivable Portion of $453,391 was to be applied against the note upon the occurrence of certain events, including involuntary discharge. Separately, under a Bonus Cancellation Agreement, Employee waived all rights and interests to a bonus payment of $450,000, originally scheduled to be paid on March 31, 1999. This amount was added to the Forgivable Portion and applied against Note 2. Further, Employee made a cash payment of $9,272 for accrued interest on
                  Note 2 by check payable to Grove dated October 18, 1999. As a result, Note 2 and all accrued interest related thereto will be forgiven(1); and

         (k) TERMINATION OF EMPLOYMENT. Nothing in this Agreement, including, but not limited to, Grove's payment of consideration to Employee under this Agreement, shall be construed as evidence that Employee remains an employee of Grove after October 19, 1999.

2. In consideration of the payments and benefits being provided by Grove as set forth in Paragraph 1 above, Employee agrees to execute and fulfill the responsibilities and obligations set forth in this Agreement.

3. Other than the bonus payments under Paragraph 1(c), there is no amount due for Incentive Compensation under the Grove Short Term Incentive Plan ("STIP") for the completed months of Employee's employment with Grove during fiscal year 1999. Employee will not be eligible to participate in or accrue any benefit under the STIP for fiscal year 2000 or beyond.

4. All of the Employee's options to obtain Class A units under the Management Option Plan are unvested, and hence are automatically canceled without consideration.

5. Under the Call Notice provision of Section 11.1(d) of The Second Amended and Restated Limited Liability Company Agreement of Grove Investors LLC dated as of June 27, 1998 (as amended, the "LLC Agreement"), Grove Investors may exercise its Termination Call Right and elect to purchase the Employee's Interests at any time after the Employee's termination. This Agreement constitutes written notice of Grove Investors' Termination Call Notice under that provision. Pursuant to Section 11.1(e) of the LLC Agreement, the closing of the purchase of the Termination Called Interest shall be held on November 15, 1999 (the "Closing"), at which time the Employee will be paid the relevant termination call price, subject to Paragraph 6 below. Upon consummation of the Closing, Employee shall cease to be a Member of Grove Investors LLC.

----------
(1) Forgiveness of Note 2 under this Agreement is a realizable event for tax purposes. The forgivable portion of Note 2 ($903,391) will be reported to the IRS on a Form 1099 for tax year 1999.
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Severance Agreement and General Release
Salvatore J. Bonanno
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6.       Having given the Employee the Termination Call Notice, Grove Investors
         LLC shall purchase the Employee's Interests for an amount equal to the Fair Market Value of such Interests. (Section 11.1(b)(i)) The Management Committee has made a good faith determination that the Fair Market Value of Employees' Interests is $1,000,000 (50% of Employee's $2,000,000 initial equity investment). This amount, less any outstanding and unpaid Principal Amount and unpaid interest accrued thereon with respect to Note 1, shall be paid to Employee at the Closing. If the Fair Market Value of Employee's Interests is less than the outstanding and unpaid Principal Amount and unpaid interest accrued thereon under Note 1, any shortfall shall be withheld and offset from the monthly bonus payments under Paragraph 1(c).

7. For and in consideration of the payments and benefits described above in Paragraph 1 to be paid by Grove, the sufficiency of which Employee hereby acknowledges, Employee agrees (for Employee, his heirs, executors, administrators, personal representatives and assigns) that he will, and hereby does, forever and irrevocably release and discharge the Members (as defined in the LLC Agreement), Grove, its parents, subsidiaries, affiliates and its and their respective officers, directors, employees, agents, predecessors, successors, purchasers, assigns, and representatives (hereinafter referred to as Releasees), of and from any and all actions, causes of action, claims, demands, grievances, damages, costs, expenses, compensation , and all incidental, consequential, or special damages, which he now has, has had, or may have up to and including the date Employee signs this Agreement, whether the same be at law, in equity, or mixed, on account of or in any way arising out of (i) Employee's ownership interest in Grove Investors LLC; or (ii) Employee's employment relationship with Grove, including but not limited to his separation from employment with Grove.

THIS IS A GENERAL RELEASE. EMPLOYEE EXPRESSLY ACKNOWLEDGES THAT THIS GENERAL RELEASE INCLUDES, BUT IS NOT LIMITED TO, ANY AND ALL CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE PENNSYLVANIA HUMAN RELATIONS ACT, AND ANY OTHER FEDERAL, STATE OR LOCAL LAW, REGULATION OR ORDINANCE, AND/OR PUBLIC POLICY HAVING ANY BEARING WHATSOEVER ON THE TERMS AND CONDITIONS AND/OR SEPARATION FROM EMPLOYEE'S EMPLOYMENT WITH GROVE OR EMPLOYEE'S OWNERSHIP INTEREST IN GROVE INVESTORS LLC.

8. Employee hereby represents and warrants that there are no actions of Employee pending against Grove or any benefit plans of Grove, and Employee agrees not to institute a lawsuit against any of the Releasees in any court of the United States or any State thereof based upon or relating to Employee's employment with Grove, the termination of Employee's employment with Grove, or the Employee's ownership interest in Grove Investors LLC. Notwithstanding any other language in this Agreement, the parties understand that this Agreement does not prohibit Employee from filing an administrative charge of alleged employment discrimination under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans With
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Severance Agreement and General Release
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         Disabilities Act of 1990 or the Equal Pay Act of 1963. Employee,
         however, waives his right to monetary or other recovery should any federal, state or local administrative agency pursue any claims on his behalf arising out of or relating to his employment with and/or separation from employment with Grove or any of the other Releasees.

THIS MEANS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE WILL HAVE WAIVED ANY RIGHT HE HAD TO BRING A LAWSUIT OR OBTAIN A RECOVERY IF AN ADMINISTRATIVE AGENCY PURSUES A CLAIM AGAINST GROVE OR ANY OF THE RELEASEES BASED ON ANY ACTIONS TAKEN BY ANY OF THE RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT, AND THAT EMPLOYEE WILL HAVE RELEASED THE RELEASEES OF ANY AND ALL CLAIMS OF ANY NATURE ARISING UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

9. Employee agrees not to institute or to join in any lawsuit against Grove or any Releasees concerning any matter within the scope of this Agreement.

10. Employee further acknowledges and agrees that Grove's agreement to provide the consideration contained in this Agreement is not to be construed as an admission of any liability on the part of Grove or Releasees, by whom any liability is expressly denied.

11. Employee agrees to maintain and keep all written and oral business information, know-how, technical information, proprietary data and information (including Grove's patents and know-how), and all other confidential information of and concerning Grove and its parents, subsidiaries and affiliates (hereinafter "Information"), entirely confidential, and further agrees not to divulge same to any third party at any time after departure from employment at Grove. All such Information is and shall remain the exclusive property of Grove at all times. Employee agrees that Employee will return and deliver to Grove all confidential and proprietary information Employee received during his employment with Grove. In addition, Employee agrees that a violation of the terms of this Paragraph 11 regarding the confidentiality of such Information is a material breach of this Agreement, for which Grove may immediately seek legal, equitable, injunctive, monetary, or any other appropriate relief in a court of competent jurisdiction.

12. The Employee recognizes that the services performed by him were special, unique and extraordinary and that, by reason of his employment with Grove, he acquired confidential information and trade secrets concerning the operation of Grove. Accordingly, for all purposes hereunder or in respect hereof, the Employee agrees that during the term of his employment and for a period of twelve (12) months following his termination from employment he will not, directly or indirectly, as an officer, director, stockholder, partner, member, associate, employee, consultant, owner, agent, creditor, co-venturer or otherwise, become or be interested in or be associated with any other corporation, firm or business engaged, in any geographical area in which Grove is engaged during the term of his employment or at the date of his termination from employment, in a "Competitive Business" with that of Grove at such time. A Competitive Business shall mean any business which derives 30% or more of its revenue directly or indirectly from designing, manufacturing, selling and/or providing customer support for, mobile hydraulic cranes,

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Salvatore J. Bonanno
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         self-propelled aerial work platforms and truck-mounted cranes. The
         Employee's ownership, directly or indirectly, of not more than five percent (5%) of the issued and outstanding stock of any corporation, the shares of which are regularly traded on a national securities exchange or in the over-the-counter market, shall not in any event be deemed to be a violation of the provisions hereof and the ownership of securities by the Employee of Grove shall not be deemed to be a violation hereof. Employee further agrees that a violation of the terms of this Paragraph 12 regarding non-competition is a material breach of this Agreement, for which Grove may immediately seek legal, equitable, injunctive, monetary, or any other appropriate relief in a court of competent jurisdiction.

13. The Employee agrees, during the twelve (12) months following his termination of employment, that he shall not, on behalf of himself or any business he is interested in or associated with, employ or otherwise engage, or seek to employ or engage, any employee (Manager level or above) of Grove.

14. Employee agrees that the terms, provisions, and conditions of this Agreement and the negotiations in pursuance thereof, are strictly confidential and have not been and shall not be disclosed to any other person or entity, except as required by law or by court order. Employee agrees he will not make any statement or otherwise engage in any communication (whether written or oral) which in any way disparages or denigrates Grove or any of its subsidiaries or affiliates, their former, present or future managements, products or business prospects. Employee further agrees that a violation of the terms of this Paragraph 14 regarding the confidentiality of this Agreement is a material breach of this Agreement, for which Grove may immediately seek legal, equitable, injunctive, monetary, or any other appropriate relief in a court of competent jurisdiction.

15. Employee hereby expressly warrants and represents to Grove that (a) before executing this Agreement, Employee has fully informed himself of its terms, contents, conditions, and effect; (b) in accepting this offer and release, Employee has had the benefit of the advice of legal counsel of his own choosing; (c) no promises or representations of any kind or character have been made to Employee by Grove or by anyone acting for Grove, except for those representations which expressly are referred to herein; (d) Employee fully understands that this is a full, complete, and final release; and (e) Employee enters into this Agreement voluntarily and of his own free will.

16. Employee hereby acknowledges and agrees that this Agreement contains the entire agreement and understanding between Employee and Grove, that there are no additional promises or terms between Employee and Grove other than those contained herein, that the terms of this instrument are contractual in nature and not mere recitals, and that this Agreement shall not be modified except in writing signed by each of the parties.

17 This Agreement shall be binding upon, and inure to the benefit of, Employee and his assigns, heirs, executors, personal representatives, and administrators, and Grove and its
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         parents, subsidiaries, affiliates, and its and their officers, directors, employees, agents, predecessors, successors, purchasers, assigns, and representatives.

18. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Pennsylvania. The language of all parts of this Agreement shall in all cases be construed as a whole, according to the language's fair meaning, and not strictly for or against any of the parties. If any terms of this Agreement are found null, void, or inoperative for any reason, the remaining provisions will remain in full force and effect, at Grove's sole option.

19. Grove hereby advises Employee to consult with an attorney, at Employee's own expense, prior to executing this Agreement.

20. Employee understands that he has twenty-one (21) days from the date of his receipt of this Agreement to consider his decision to sign it, and that if he chooses to execute this Agreement less than twenty-one (21) days after receiving it, that is a voluntary choice by him, not demanded or requested by Grove. By signing this Agreement, Employee expressly acknowledges that his decision to sign this Agreement was of his own free will.

21. Employee acknowledges that he may revoke this Agreement for up to and including seven (7) days after he signs this Agreement and that this Agreement shall not become effective until the expiration of seven (7) days from the date of execution of the Agreement. Notice of revocation shall be given to Keith R. Simmons, Senior Vice President General Counsel and Human Resources, located at Grove Worldwide LLC, principal office at 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256-0021.


IN WITNESS WHEREOF, this Severance Agreement and General Release is duly signed, as of the date first set forth above in two (2) counterparts, each of which being deemed to be an original of this Agreement.


EMPLOYEE:                                    WITNESS:


-----------------------------                -----------------------------------
Salvatore J. Bonanno                         Signature of Witness

Date:                                        Date:
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Severance Agreement and General Release
Salvatore J. Bonanno
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GROVE WORLDWIDE LLC                          GROVE INVESTORS LLC


By:                                          By:
   --------------------------                   --------------------------------
   Keith R. Simmons                             Keith R. Simmons
Title: Senior Vice President                 Title: Vice President and Secretary
       General Counsel and Human Resources

Date:
     ------------------------